Global Pharm Holdings Group Obtains the Business License for its Newly Established Joint Venture in Bozhou City

Shenzhen, China, April 11, 2011 – On March 21, 2011, Global Pharm Holdings Group, Inc. a Delaware corporation (the “Company”), obtained the Certificate of Approval from Anhui Provincial Government for the establishment of a Joint Venture, “Anhui Sino-Green TCM Tech Development Co., Ltd” (“Sino-Green TCM Tech”), with foreign investment in the People’s Republic of China. On April 6, 2011, the Company obtained the Business license for Sino-Green TCM Tech.

Hong Kong Wisdom Fortune Medicine Holding Group Ltd. (“Wisdom Fortune”), a Hong Kong subsidiary of the Company, together with Anhui Qianyi Pharmaceutical Co., Ltd. (“Qianyi Pharmaceutical”), a PRC company, established the Joint-Venture,  Sino-Green TCM Tech, in Bozhou City, Anhui Province. The registered capital of Sino-Green TCM Tech is USD 10 million. Wisdom Fortune will invest USD 9.7 million and Qianyi Pharmaceutical will invest USD 0.3 million, which reflects 97 percent and 3 percent of the ownership of Sino-Green TCM Tech, respectively.

Establishing a Joint Venture with a local company in Bozhou City is a new step for the development of a TCM cultivation base in Bozhou over the next five years, based on the “Letter of Intent” recently signed with the Bozhou Municipal Government (for more information about the Letter of Intent, please refer to the PR distributed on March 2, 2011).

The Company's purpose for engaging in the TCM cultivation, TCM herbal processing and related products R&D business is to alleviate the impact on price inflation and maintain the supply stability of TCM raw materials. The cost-saving for TCM herbal related raw materials obtained directly from the place of origin will significantly enhance the Company’s products portfolio, and create a significant synergy between the Company’s plantation base and distribution business units. With the goal of integrating production, distribution, wholesale and retail, GP will establish a complete value chain in the pharmaceutical distribution industry.

About Global Pharm Holdings

Global Pharm Holdings Group, Inc. operates as a pharmaceutical company in the People's Republic of China. It engages in the pharmaceutical distribution, as well as the TCM herb planting and processing business. The Company has three subsidiaries: Anhui Xuelingxian Pharmaceutical Co., Ltd., Tonghua Tongdetang Pharmaceutical & Medicinal Material Co., Ltd. and Shandong Global Pharm Co., Ltd. Global Pharm engages in the distribution of pharmaceutical products through its three subsidiaries. The Company was initially formed through the integration of a vertical industrial chain, ranging from pharmaceutical distribution to TCM raw-material production. Currently, Global Pharm owns a GSP-certified, modern logistics distribution center occupying 237,600 square feet and manages over 13,000 inventory products; and its sales network covers Shandong, Jilin, and Liaoning provinces, as well as other developed provinces in China. For further information, please visit the Company's corporate website at http://www.globalpharmholdings.com.

Forward-looking Statements

Certain statements set forth in this press release contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors as they relate to our industry, our operations and results of operations, plans for future facilities, capital-expenditure plans, and any businesses that we may acquire. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results.

For Additional Information Contact

Global Pharm Holdings Group, Inc.
Ms. Susan Liu
Phone: +86-0755-83039661 Ext 8016
Email: susanliu@globalpharmholdings.com

CCG Investor Relations, Inc.
Ms. Linda Salo, Account Manager
Phone: +1-646-922-0894 (New York)
Email:linda.salo@ccgir.com